Exhibit 99.2

CNB Financial Corporation and ESSA Bancorp, Inc. Announce Strategic Merger

CLEARFIELD, PA & STROUDSBURG, PA — January 10, 2025 (GLOBAL NEWSWIRE) — CNB Financial Corporation (Nasdaq: CCNE) (“CNB”), parent company of CNB Bank, and ESSA Bancorp, Inc. (Nasdaq: ESSA) (“ESSA”), parent company of ESSA Bank & Trust (“ESSA Bank”), jointly announced today that they have entered into a definitive agreement pursuant to which ESSA will merge with and into CNB, and ESSA Bank will merge with and into CNB Bank. The combined company is expected to have approximately $8 billion in total assets, $7 billion in total deposits, and $6 billion in total loans.

The transaction consideration is all common stock and is presently valued at approximately $214 million in the aggregate, or approximately $21.10 per ESSA share, based upon the 10-day volume weighted average stock price (VWAP) of $24.69 for CNB common stock as of January 8, 2025. Under the terms of the merger agreement, the transaction is expected to be a tax-free exchange for shareholders of ESSA for U.S. federal income tax purposes. ESSA shareholders will receive 0.8547 shares of CNB common stock for each outstanding share of ESSA common stock.

Headquartered in Stroudsburg, PA, ESSA operates 20 community offices throughout the Lehigh Valley, Greater Pocono, Scranton/Wilkes-Barre, and suburban Philadelphia areas. Following completion of the merger, ESSA Bank & Trust will operate as ESSA Bank, a division of CNB Bank (“ESSA Bank” or “ESSA division”), operating within its existing geographic footprint. CNB anticipates accelerating growth in the greater Lehigh Valley and Scranton/Wilkes-Barre markets utilizing its commercial-oriented playbook and expanding fee-based business lines, bolstering its presence across Pennsylvania.

Under the terms of the merger agreement, CNB and CNB Bank will each add three directors from ESSA to their respective boards of directors. Gary S. Olson, current President, CEO, and Director of ESSA, Robert C. Selig Jr., current Chairman of the Board of ESSA, and Daniel J. Henning, ESSA Director, will join both the CNB board and the CNB Bank board following the consummation of the merger. Additionally, Mr. Olson will have a role as strategic advisor to CNB’s Chief Executive Officer. Also, CNB will form a Board of Advisors for the ESSA Bank division.

“We are excited to partner with ESSA which shares such a strong banking tradition with CNB. This combination aligns two high performing banks with an exceptional commitment to client-focused services for its customers and financial support to sustain the economic vitality of the communities in which they operate,” announced Michael D. Peduzzi, President and CEO of CNB. “There are many similarities between the markets of ESSA and our existing CNB locations, as well as with our personal approach to banking. We understand the needs of the commercial, retail, and wealth management customers in these markets and look forward to providing the ESSA division with the support and assistance they need to continue to grow and thrive.”

Mr. Olson added, “CNB is a powerful partner for our bank that closely mirrors our culture and values, making the transaction a natural fit. CNB’s multi-state, multi-brand business model fosters our entrepreneurial spirit, and continues our commitment and presence in eastern Pennsylvania. Leveraging CNB’s infrastructure and robust capital position, suite of banking products, and combined larger lending limit, will further enhance our community banking model, and continue to serve our new and existing customers extremely well.”

Strategic Transaction Highlights:

•	Expands CNB’s services to eastern Pennsylvania and the greater Lehigh Valley market without any branch overlap.

•	Pro forma deposit franchise will rank the combined company within the Top 10 in Pennsylvania and Top 3 in the greater Lehigh Valley.

•	Low execution risk: CNB is a seasoned acquiror with an executive management team possessing extensive experience in M&A integration.

•	Strong cultural alignment: ESSA’s community banking model fits within CNB’s operating philosophy and established multi-state, multi-brand business model.

•

Financially attractive economics: The merger is expected to be ~35% accretive to CNB’s diluted earnings per share in 2026, inclusive of fully phased-in cost synergies. Tangible book value per share dilution at transaction close is projected to be 15%, with an earnback period of approximately 3.3 years.

•	CNB projects pro forma 2026 to deliver a return on average tangible common equity of ~16% and a return on average assets of ~1.3%.

•

The combined company is expected to have a very sound estimated pro forma balance sheet at transaction close, with a tangible common equity to tangible asset (TCE/TA) ratio of ~7.7%, Common Equity Tier 1 (CET1) capital ratio of ~10.7%, and loan to deposit ratio of ~89%.

The transaction has been unanimously approved by the Board of Directors of both companies and is expected to be completed in the third quarter of 2025 subject to approval by shareholders of both ESSA and CNB, as well as regulatory approvals and other customary closing conditions.

Stephens Inc. is serving as CNB’s exclusive financial advisor, and Hogan Lovells US LLP is serving as its legal advisor. Piper Sandler & Co rendered a fairness opinion to CNB’s board. PNC FIG Advisory, part of PNC Capital Markets LLC, is serving as ESSA’s exclusive financial advisor and rendered a fairness opinion to ESSA’s board, and Luse Gorman LLP is serving as its legal advisor.

About CNB Financial Corporation

CNB Financial Corporation is a financial holding company with consolidated assets of approximately $6.0 billion. CNB Financial Corporation conducts business primarily through its principal subsidiary, CNB Bank. CNB Bank is a full-service bank engaging in a full range of banking activities and services, including trust and wealth management services, for individual, business, governmental, and institutional customers. CNB Bank operations include a private banking division, one drive-up office, one mobile office, and 55 full-service offices in Pennsylvania, Ohio, New York, and Virginia. CNB Bank, headquartered in Clearfield, Pennsylvania, with offices in Central and North Central Pennsylvania, serves as the multi-brand parent to various divisions. These divisions include ERIEBANK, based in Erie, Pennsylvania, with offices in Northwest Pennsylvania and Northeast Ohio; FCBank, based in Worthington, Ohio, with offices in Central Ohio; BankOnBuffalo, based in Buffalo, New York, with offices in Western New York; Ridge View Bank, based in Roanoke, Virginia, with offices in the Southwest Virginia region; and Impressia Bank, a division focused on banking opportunities for women, which operates in CNB Bank’s primary market areas. Additional information about CNB Financial Corporation may be found at www.cnbbank.bank.

About ESSA Bancorp, Inc.

ESSA Bancorp, Inc. is the holding company for its wholly owned subsidiary, ESSA Bank & Trust, which was formed in 1916. The company has total assets of $2.2 billion and has 20 community offices throughout the Lehigh Valley, Greater Pocono, Scranton/Wilkes-Barre, and suburban Philadelphia areas. ESSA Bank & Trust offers a full range of commercial and retail financial services, asset management and trust services, investment services through Ameriprise Financial Institutions Group and insurance benefit services through ESSA Advisory Services, LLC. ESSA Bancorp Inc. stock trades on the NASDAQ Global Market (SM) under the symbol “ESSA.”

Investor Presentation

An investor presentation that provides additional details regarding this transaction is available online at cnbbank.q4ir.com/events-and-presentations.

Forward-Looking Statements

This communication contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about CNB and ESSA and their industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding CNB’s or ESSA’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to CNB or ESSA, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: (i) CNB’s and ESSA’s ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including the risk that governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger and risks and uncertainties related to securing the necessary shareholder approvals and satisfaction of other closing conditions to consummate the proposed transaction; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed transaction; (iii) risks related to diverting the attention of ESSA and CNB management from ongoing business operations; (iv) failure to realize the expected benefits of the proposed transaction; (v) significant transaction costs and/or unknown or inestimable liabilities; (vi) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; (vii) the risk that ESSA’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (viii) risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the proposed transaction; (ix) the effect of the announcement of the proposed transaction on the ability of ESSA and CNB to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (x) risks related to the market value of the CNB common stock to be issued in the proposed transaction; (xi) other risks related to the completion of the proposed transaction and actions related thereto; (xii) the dilution caused by CNB’s issuance of additional shares of its capital stock in connection with the proposed transaction; (xiii) national, international, regional and local economic and political climates and conditions; (xiv) changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; and (xv) legislative and regulatory changes. Further information about these and other relevant risks and uncertainties may be found in CNB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, in ESSA’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and in subsequent filings CNB and ESSA make with the Securities and Exchange Commission (“SEC”).

Forward-looking statements speak only as of the date they are made. CNB and ESSA do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, CNB expects to file with the SEC a registration statement on Form S-4 that will include a document that serves as a prospectus of CNB and a joint proxy statement of CNB and ESSA (the “joint proxy statement/prospectus”), which joint proxy statement/prospectus will be mailed or otherwise disseminated to CNB’s and ESSA’s shareholders when it becomes available. CNB and ESSA also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CNB, ESSA AND THE PROPOSED TRANSACTION. You may obtain a free copy of the registration statement, including the proxy statement/prospectus (when it becomes available) and other relevant documents filed by CNB and ESSA with the SEC, without charge, at the SEC’s website at www.sec.gov. Copies of the documents filed by CNB with the SEC will be available free of charge on CNB’s website at www.cnbbank.bank or by directing a request to CNB Financial Corporation, 1 South Second Street, PO Box 42, Clearfield, PA, attention: Treasurer, telephone (814) 765-9621. Copies of the documents filed by ESSA with the SEC will be available free of charge on ESSA’s website at www.essabank.com or by directing a request to ESSA Bancorp, Inc., 200 Palmer Street, Stroudsburg, PA 18360, attention: Stephanie Lefferson, telephone (570) 422-0182.

No Offer

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

CNB and ESSA and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about CNB’s executive officers and directors in CNB’s definitive proxy statement filed with the SEC on March 8, 2024. You can find information about ESSA’s executive officers and directors in ESSA’s definitive proxy statement filed with the SEC on January 25, 2024. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC when they become available. You may obtain free copies of these documents from CNB or ESSA using the sources indicated above.

CNB Investor Contact

Tito L. Lima

Senior EVP, CFO, and Treasurer

(814) 765-9621

ESSA Investor Contact

Stephanie Lefferson

Corporate Secretary & Investor and Community Relations

(570) 422-0182

Source: CNB Financial Corporation; ESSA Bancorp, Inc.